EXHIBIT 99.1

3D Systems Reports First Quarter 2025 Financial Results

ROCK HILL, South Carolina - May 12, 2025 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter ended March 31, 2025.

•	Revenue of $95 million as growth in new hardware systems and related services was offset by a decline in materials sales driven primarily by inventory management in the dental aligner market.

•

Previously announced $50 million cost savings initiative proceeding on schedule for completion by mid-2026. Reduction in operating expenses in Q1 continues to reflect the Company’s focus on cost and efficiency.

•

Company announcing an additional cost reduction initiative estimated to deliver $20 million incremental savings in 2025 to accelerate organizational alignment in response to potential macroeconomic and tariff risks.

•

Company withdrawing full year guidance due to risk of protracted weakness in customer capex spending. Top priority on delivering profitability at current scale. Strong new product portfolio spanning all metal and polymer platforms positions company well for accelerated growth and profitability when customer capex rebounds.

•

Balance sheet significantly strengthened as April sale of Geomagic portfolio provided over $100 million post-tax increase to Company cash reserves, which totaled approximately $250 million as of April 30, 2025.

Unaudited	Three Months Ended
(in millions, except per share data)	March 31, 2025	March 31, 2024
Revenue	$94.5	$102.9
Gross profit	$32.7	$40.9
Gross profit margin	34.6%	39.8%
Operating expense	$69.5	$80.8
Operating loss	$(36.8)	$(39.9)
Net loss attributable to 3D Systems Corporation	$(37.0)	$(16.0)
Diluted loss per share	$(0.28)	$(0.12)
Non-GAAP measures for year-over-year comparisons
Non-GAAP gross profit margin	35.0%	40.1%
Non-GAAP operating expense	$61.6	$66.3
Adjusted EBITDA	$(23.9)	$(20.1)
Non-GAAP diluted loss per share	$(0.21)	$(0.17)

Summary Comments on Results

Dr. Jeffrey Graves, president and CEO of 3D Systems said, “Our first quarter revenues reflect a continuation of challenging top-line pressures as many customers are delaying their capital investments in order to get greater clarity around potential tariff impacts on their manufacturing and distribution strategies. This is in addition to the ongoing geopolitical and broader macroeconomic uncertainty that we have been experiencing for some time. We believe that these factors led to a noticeable dampening of our customers’ near-term capital spending, particularly in consumer-facing and service bureau related end markets. While we were pleased to see this growth in new printer sales for the second straight quarter, the rate was clearly impacted by these capital spending delays. Encouragingly, this growth in printer sales was driven predominantly by our newest hardware systems, as our strengthened technology portfolio delivered strategic wins for all three of our metal printing platforms, and steady growth broadly in aerospace and defense markets. These wins bode well for the future, particularly in the high-reliability Healthcare and Industrial markets, which include Aerospace and Defense, and AI infrastructure, areas that have been an increasing focus for us for some time. These trends were true not only in our US markets, but also in Europe, Asia and the Middle East. With regard to materials sales, the decline we experienced was primarily related to short-term inventory management in the dental orthodontics market. More broadly within our Healthcare segment, we delivered impressive results in spite of the broader economy, with 17% growth in our Personalized Healthcare business, and 18% in our manufacturing operations for FDA-approved parts – both crucial elements of our growth strategy moving forward.”

Dr. Graves continued, “While margins remained under pressure given lower volumes and less favorable mix, we are focused intently on the items within our direct control. In this respect, our cost reduction plans that we announced last quarter are gaining momentum and contributed approximately $5 million of year-over-year improvement in operating expenses in Q1. While this is the progress we had anticipated, as we continue to assess the unpredictability of the current demand environment, we are taking a more conservative view with respect to revenue expectations for the remainder of 2025 and have announced additional, incremental actions to drive profitability improvements. These latest actions will ensure that our organizational capacity is aligned to our current demand environment. These new actions will be taken in the short term and are designed to deliver $20 million of in-year savings for 2025. Our deliberate preservation of R&D investments over the last few years has yielded a significant wave of new technology introduction across the entirety of our product portfolio, including both our polymer and metal platforms. While the short-term impact on profitability from these investments has been painful, based upon the strong customer interest we have received in these new products, we believe the strength of our offerings and the groundwork we have laid through our application specialists, will be a key competitive differentiator in the market as the headwinds on customer capex spending recede and new production inroads are expanded upon. This is particularly true in metal applications, where our new systems are increasingly preferred for high-quality/high-reliability component manufacturing, for applications within the human body, and in advanced industrial systems. With many of these new products now entering the critical phase of commercialization, our focus can expand to cost reduction activities, including significant footprint consolidations, simplification and modernization of our back-office activities, and a reorganization of our workforce to better align it with current market conditions. Given the scale of our company, we believe these actions can deliver profitability and the positive cash performance needed to sustain our development efforts and serve our customers’ production needs as they expand around the world. In addition, with the closing of our Geomagic asset sale in early April, we have strengthened our balance sheet by adding over $100 million of net proceeds, ending the most recent month with approximately $250 million of cash.

Dr. Graves concluded, “So, in short, we have followed a very deliberate strategy for the last three years of investing to be a technology leader in both metals and polymers, and one that has full control over all design, production and sourcing operations that are essential to the quality of our products, as the market for new production applications of 3D printing now opens in earnest. While the short term headwinds driven by tariff risks and other factors are painful and require us to implement significant cost savings initiatives, in the longer-term the new opportunities for localized manufacturing within the US, Europe, India and other nations is a significant driver for long-term value creation for all of our stakeholders.”

First Quarter 2025 Results

Revenue for the first quarter of 2025 decreased 8% to $94.5 million compared to the same period last year. The revenue decrease primarily reflects lower materials sales, partially offset by growth in services and hardware systems.

Healthcare Solutions revenue decreased 9% to $41.3 million compared to the prior year period.

Industrial Solutions revenue decreased 7% to $53.2 million compared to the prior year period.

Gross profit margin for the first quarter of 2025 was 34.6% compared to 39.8% in the same period last year. Non-GAAP gross profit margin was 35.0% compared to 40.1% in the same period last year and decreased primarily due to lower volumes and unfavorable price and mix.

Net loss attributable to 3D Systems Corporation increased by $21.0 million to a loss of $37.0 million in the first quarter of 2025 compared to the same period in the prior year.

Adjusted EBITDA decreased by $3.8 million to a loss of $23.9 million in the first quarter of 2025 compared to the same period last year primarily driven by lower volumes and unfavorable price and mix, partially offset by an improvement in operating expenses as result of previously announced cost reduction actions.

2025 Outlook

Due to the risk of protracted weakness in customer capital investment spending, the Company is withdrawing full year guidance for 2025 as it continues to focus on delivering profitability at its current scale. The Company believes with its strong new product portfolio, spanning all metal and polymer platforms, it is well-positioned for accelerated growth and profitability when customer spending on capex rebounds.

Financial Liquidity

At March 31, 2025, cash and cash equivalents totaled $135.0 million and decreased $36.3 million since December 31, 2024. This decrease resulted primarily from cash used in operations of $33.8 million and capital expenditures of $2.8 million. At March 31, 2025, the company had total debt, net of deferred financing costs of $212.3 million.

Q1 2025 Conference Call and Webcast

The company will host a conference call and simultaneous webcast to discuss these results on May 13, 2025, which may be accessed as follows:

Date: Tuesday, May 13, 2025

Time: 8:30 a.m. Eastern Time

Listen via webcast: www.3dsystems.com/investor

Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

About 3D Systems

More than 35 years ago, Chuck Hull’s curiosity and desire to improve the way products were designed and manufactured gave birth to 3D printing, 3D Systems, and the additive manufacturing industry. Since then, that same spark continues to ignite the 3D Systems team as we work side-by-side with our customers to change the way industries innovate. As a full-service solutions partner, we deliver industry-leading 3D printing technologies, materials and software to high-value markets such as medical and dental; aerospace, space and defense; transportation and motorsports; AI infrastructure; and durable goods. Each application-specific solution is powered by the expertise and passion of our employees who endeavor to achieve our shared goal of Transforming Manufacturing for a Better Future. More information on the company is available at www.3dsystems.com.

3D SYSTEMS CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$135,040	$171,324
Accounts receivable, net of reserves — $2,621 and $2,433	104,691	101,471
Inventories	120,045	118,530
Prepaid expenses and other current assets	39,172	34,329
Assets held for sale	2,936	3,176

Total current assets	401,884	428,830
Property and equipment, net	50,918	51,044
Intangible assets, net	17,874	18,020
Goodwill	15,102	14,879
Operating lease right-of-use assets	51,983	50,715
Finance lease right-of-use assets	8,504	8,726
Long-term deferred income tax assets	2,107	2,063
Other assets	34,983	34,569

Total assets	$583,355	$608,846

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities:
Current operating lease liabilities	$11,775	$9,514
Accounts payable	39,767	41,833
Accrued and other liabilities	44,310	45,488
Customer deposits	5,750	4,712
Deferred revenue	32,110	27,298
Liabilities held for sale	10,305	10,251

Total current liabilities	144,017	139,096
Long-term debt, net of deferred financing costs	212,310	211,995
Long-term operating lease liabilities	51,525	52,527
Long-term deferred income tax liabilities	2,001	2,076
Other liabilities	25,829	25,001

Total liabilities	435,682	430,695
Commitments and contingencies
Redeemable non-controlling interest	2,034	1,958
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; shares issued 135,361 and 135,510 as of March 31, 2025 and December 31, 2024, respectively	135	136
Additional paid-in capital	1,596,747	1,593,366
Accumulated deficit	(1,399,229)	(1,362,243)
Accumulated other comprehensive loss	(52,014)	(55,066)

Total stockholders’ equity	145,639	176,193

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$583,355	$608,846

3D SYSTEMS CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2025	March 31, 2024
Revenue:
Products	$54,723	$64,051
Services	39,817	38,854

Total revenue	94,540	102,905
Cost of sales:
Products	37,365	39,587
Services	24,486	22,396

Total cost of sales	61,851	61,983

Gross profit	32,689	40,922
Operating expenses:
Selling, general and administrative	49,769	57,304
Research and development	19,683	23,480

Asset impairment charges	—	—

Total operating expenses	69,452	80,784

Loss from operations	(36,763)	(39,862)
Non-operating income (loss):
Foreign exchange gain, net	1,139	1,909
Interest income	953	2,798
Interest expense	(581)	(714)
Other (loss) income, net	(160)	21,386

Total non-operating income	1,351	25,379

Loss before income taxes	(35,412)	(14,483)
Provision for income taxes	(671)	(1,371)
Loss on equity method investment, net of income taxes	(903)	(247)

Net loss before redeemable non-controlling interest	(36,986)	(16,101)
Less: net loss attributable to redeemable non-controlling interest	—	(100)

Net loss attributable to 3D Systems Corporation	$(36,986)	$(16,001)

Net loss per common share:
Basic	$(0.28)	$(0.12)

Diluted	$(0.28)	$(0.12)

Weighted average shares outstanding:
Basic	132,462	130,820
Diluted	132,462	130,820

3D SYSTEMS CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
(in thousands)	March 31, 2025	March 31, 2024
OPERATING ACTIVITIES
Net loss before redeemable non-controlling interest	$(36,986)	$(16,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,712	7,272
Accretion of debt discount	316	434
Stock-based compensation	4,168	8,252
Non-cash operating lease expense	2,371	2,728
Provision for inventory obsolescence	1,311	4,259
Provision for bad debts	325	(71)
Loss on the disposition of businesses, property, equipment and other assets	128	155
Gain on debt extinguishment	—	(21,518)
Provision for deferred income taxes and reserve adjustments	1,652	714
Loss on equity method investment, net of taxes	903	247
Changes in operating accounts:
Accounts receivable	(1,231)	(2,391)
Inventories	(1,870)	30
Prepaid expenses and other current assets	(4,078)	(3,277)
Accounts payable	(2,799)	(8,708)
Deferred revenue and customer deposits	5,745	7,854
Accrued and other liabilities	(4,144)	(1,017)
All other operating activities	(5,309)	(4,407)

Net cash used in operating activities	(33,786)	(25,545)

INVESTING ACTIVITIES
Purchases of property and equipment	(2,795)	(3,190)
Proceeds from sale of assets and businesses, net of cash sold	—	3
Acquisitions and other investments, net of cash acquired	(550)	—
Other investing activities	(67)	—

Net cash used in investing activities	(3,412)	(3,187)

FINANCING ACTIVITIES
Repayment of borrowings/long-term debt	—	(87,150)
Taxes paid related to net-share settlement of equity awards	(285)	(1,710)
Other financing activities	(364)	(327)

Net cash used in financing activities	(649)	(89,187)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,178	(1,579)

Net decrease in cash, cash equivalents and restricted cash	(36,669)	(119,498)

Cash, cash equivalents and restricted cash at the beginning of the year	172,883	333,111

Cash, cash equivalents and restricted cash at the end of the period	$136,214	$213,613

3D SYSTEMS CORPORATION

Segment Information

(Unaudited)

	Three Months Ended
(in millions)	March 31, 2025	March 31, 2024
Revenue:
Healthcare Solutions	$41.3	$45.4
Industrial Solutions	$53.2	$57.5

Total	$94.5	$102.9

3D SYSTEMS CORPORATION

Reconciliations of GAAP to Non-GAAP Measures

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP diluted income (loss) per share, non-GAAP Operating expense and Adjusted EBITDA. These non-GAAP measures exclude certain items that management does not view as part of 3D Systems’ core results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide meaningful information regarding the comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated in the same manner as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

•	amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;

•	costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;

•	stock-based compensation expenses, a non-cash expense;

•	charges related to restructuring and cost optimization plans, impairment charges, including goodwill, and divestiture gains or losses;

•	certain compensation expense related to the 2021 Volumetric acquisition; and

•	costs, including legal fees, related to significant or unusual litigation matters.

Amortization of intangibles and acquisition and divestiture-related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the company’s products or services. Additionally, intangible assets amortization expense typically fluctuates based on the size and timing of the company’s acquisition activity. Accordingly, the company believes excluding the amortization of intangible assets enhances the company’s and investors’ ability to compare the company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, the expense is non-cash in nature, and we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Charges related to restructuring and cost optimization plans, impairment charges, including goodwill, divestiture gains or losses, and the costs, including legal fees, related to significant or unusual litigation matters are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Furthermore, the company believes the costs, including legal fees, related to significant or unusual litigation matters are not indicative of our core business’ operations. Finally, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.

The matters discussed above are tax effected, as applicable, in calculating non-GAAP diluted income (loss) per share.

Adjusted EBITDA, defined as net income, plus income tax (provision) benefit, interest and other income (expense), net, stock-based compensation expense, amortization of intangible assets, depreciation expense, and other non-GAAP adjustments, all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.

A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules.

Certain columns may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in thousands.

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The company is unable to provide a quantitative reconciliation of forward-looking non-GAAP gross profit margin, Adjusted EBITDA, and non-GAAP operating expense to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including litigation costs, acquisition expenses, stock-based compensation expense, intangible assets amortization expense, restructuring expenses, and goodwill impairment charges are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Non-GAAP Gross Profit and Gross Profit Margin (unaudited)

	Three Months Ended
(in millions)	March 31, 2025		March 31, 2024
	Gross Profit	Gross Profit Margin (1)	Gross Profit	Gross Profit Margin (1)
Gross profit (GAAP)	$32.7	34.6%	$40.9	39.8%
Amortization expense	0.2	0.2%	0.3	0.3%
Restructuring expense	0.2	0.2%	—	—%

Gross profit (Non-GAAP)	$33.1	35.0%	$41.2	40.1%

(1)	Calculated as non-GAAP gross profit as a percentage of total revenue.

Non-GAAP Operating Expense (unaudited)

	Three Months Ended
(in millions)	March 31, 2025	March 31, 2024
Operating expense (GAAP)	$69.5	$80.8
Amortization expense	(0.8)	(2.0)
Stock-based compensation expense	(4.2)	(8.2)
Acquisition and divestiture-related expense	(0.9)	(0.1)
Legal and other expense	(1.1)	(4.2)
Restructuring expense	(0.8)	—

Non-GAAP operating expense	$61.6	$66.3

Net Loss Attributable to 3D Systems Corporation to Adjusted EBITDA (unaudited)

	Three Months Ended
(in millions)	March 31, 2025	March 31, 2024
Net loss attributable to 3D Systems Corporation (GAAP)	$(37.0)	$(16.0)
Interest income, net	(0.4)	(2.1)
Provision for income taxes	0.7	1.4
Depreciation expense	4.7	5.0
Amortization expense	1.0	2.3

EBITDA (Non-GAAP)	(31.0)	(9.4)
Stock-based compensation expense	4.2	8.2
Acquisition and divestiture-related expense	0.9	0.1
Legal and other expense	1.1	4.2
Restructuring expense	1.0	—
Net loss attributable to redeemable non-controlling interest	—	(0.1)
Loss on equity method investment, net of tax	0.9	0.2
Gain on repurchase of debt	—	(21.5)
Other non-operating income	(1.0)	(1.8)

Adjusted EBITDA (Non-GAAP)	$(23.9)	$(20.1)

Diluted Loss per Share (unaudited)

	Three Months Ended
(in dollars)	March 31, 2025	March 31, 2024
Diluted loss per share (GAAP)	$(0.28)	$(0.12)
Amortization expense	0.01	0.02
Stock-based compensation expense	0.03	0.06
Acquisition and divestiture-related expense	0.01	—
Legal and other expense	0.01	0.03
Restructuring expense	0.01	—
Gain on repurchase of debt	—	(0.16)
Loss on equity method investment and other	0.01	—

Non-GAAP diluted loss per share	$(0.21)	$(0.17)